Exhibit 99

FOR IMMEDIATE RELEASE                                            August 14, 2003


Almost Family Announces Second Quarter Results
Louisville, KY - Almost Family, Inc. (NASDAQ:AFAM) today announced its operating results for the three month and six month periods ended June 30, 2003.

The Company filed its Form 10-Q with the Securities and Exchange Commission today. Please refer to that filing for additional information. In the information that follows "ADHS" refers to the Company's Adult Day Health Services segment and "VN" refers to the Company's Visiting Nurse segment.

Results of operations for the three months ended June 30, 2003 and 2002 are set forth in the table below:

      Consolidated                                2003                        2002                      Change
      ------------
                                        -------------------------- --------------------------- --------------------------
                                            Amount       % Rev          Amount     % Rev          Amount          %
                                        --------------- ---------- --------------- ----------- -------------- -----------
Net Revenues                ADHS           $ 14,499,882     66.4%    $ 13,682,392       65.6%      $ 817,490        6.0%
                            VN                7,336,681     33.6%       7,161,024       34.4%        175,657        2.5%
                                        ---------------            ---------------             --------------
                                           $ 21,836,563    100.0%    $ 20,843,416      100.0%      $ 993,147        4.8%
                                        ===============            ===============             ==============

Operating Income            ADHS            $   508,153      3.5%      $  596,637        4.4%      $ (88,484)     -14.8%
                            VN                1,037,495     14.1%       1,034,808       14.5%          2,687        0.3%
                                        ---------------            ---------------             --------------
                                              1,545,648      7.1%       1,631,445        7.8%        (85,797)      -5.3%
Unallocated corporate expenses                  564,996      2.6%         574,043        2.8%         (9,047)      -1.6%
                                        ---------------            ---------------             --------------
Income before interest and taxes                980,652      4.5%       1,057,402        5.1%        (76,750)      -7.3%
Interest expense                                164,554      0.8%         179,498        0.9%        (14,944)      -8.3%
Income taxes                                    326,439      1.5%         351,128        1.7%        (24,689)      -7.0%
                                        ---------------            ---------------             --------------
  Net income                                $   489,659      2.2%      $  526,776        2.5%      $ (37,117)      -7.0%
                                        ===============            ===============             ==============

Net income per share:
  Basic:
    Weighted average shares                   2,296,527                 2,499,447                   (202,920)      -8.1%
    Net income                               $     0.21                 $    0.21                          -          -

Net income per share:
  Diluted:
    Weighted average shares                   2,489,466                 2,948,255                   (458,789)     -15.6%
    Net income                               $     0.20                 $    0.18                    $   0.02      11.1%


Results for the Quarter
William B. Yarmuth, Chairman and CEO commented on the Company's results for the quarter: "We are pleased with the results for the quarter given the difficult reimbursement environment in which we currently operate. We are especially pleased with the strong growth in admissions in our Visiting Nurse segment which increased 16% with the same number of agencies in operation in both periods. This growth in admissions has enabled us to overcome the Medicare rate cuts that amounted to over $450,000 at our revenue and pre-tax income lines. In our ADHS segment we have bounced back from our weather impacted performance in the first quarter. We have also been very happy with the assimilation of the our Ohio acquisition made in the middle of last year which has helped to offset some volume declines in other ADHS business units."

Medicaid Program Budget Short-falls
The Company noted that throughout the country States have been faced with budget shortfalls and are making significant reductions in their Medicaid budgets in addressing these shortfalls. The Company continues to monitor the impact of the trends in reimbursement in the States in which it operates and may require additional actions to lower operating costs. Yarmuth added "We have weathered some pretty significant reimbursement cuts both from Medicare and Medicaid over the past year. Although we believe this to be an issue driven by the cyclical slowdown in the U.S. economy, if it continues it will likely present challenges for all providers participating in Medicaid programs."

The Company noted it is possible that the actions taken by the state Medicaid programs could have a significant unfavorable impact on the Company's results of operations, particularly in its ADHS segment and is advising investors to read the Form 10-Q in its entirety for additional details.

Potential Medicare Reimbursement for Adult Day Care
Yarmuth also commented on the increasing potential for Medicare reimbursement for adult day care services, "Contained in the Medicare Prescription Drug legislation currently under consideration in the U.S. Congress are two similar provisions that would create a Federal demonstration project impacting medical adult day care. Both provisions authorize a new demonstration project that would pay for home health beneficiaries receiving their treatment in medical adult day care centers. The project would be the first step toward the industry's goal of accessing Medicare reimbursement. This is something we have been working on for a long time that can benefit patients and the Medicare program by generating better patient outcomes at a lower cost. Additionally, the Company believes that if this demonstration project is initiated it will offer significant additional long term development opportunities for adult day care."

Six Month Results

Results of operations for the six months ended June 30, 2003 and 2002 are set forth in the table below:

      Consolidated                                2003                        2002                      Change
      ------------
                                        -------------------------- --------------------------- --------------------------
                                            Amount       % Rev          Amount     % Rev          Amount          %
                                        --------------- ---------- --------------- ----------- -------------- -----------

Net Revenues                ADHS           $ 28,411,658     65.5%    $ 26,867,694       64.9%    $ 1,543,964        5.8%
                            VN               14,942,550     34.5%      14,526,275       35.1%        416,275        2.9%
                                        ---------------            ---------------             --------------
                                           $ 43,354,208    100.0%    $ 41,393,969      100.0%    $ 1,960,239        4.7%
                                        ===============            ===============             ==============

Operating Income            ADHS            $   667,024      2.3%     $ 1,211,314        4.5%     $ (544,290)     -44.9%
                            VN                2,007,016     13.4%       2,158,322       14.9%       (151,306)      -7.0%
                                        ---------------            ---------------             --------------
                                              2,674,040      6.2%       3,369,636        8.1%       (695,596)     -20.6%
Unallocated corporate expenses                1,116,706      2.6%       1,924,529        4.6%       (807,823)     -42.0%
                                        ---------------            ---------------             --------------
Income before interest and taxes              1,557,334      3.6%       1,445,107        3.5%        112,227        7.8%
Interest expense                                343,787      0.8%         399,952        1.0%        (56,165)     -14.0%
Income taxes                                    485,419      1.1%         418,062        1.0%         67,357       16.1%
                                        ---------------            ---------------             --------------
  Net income                                $   728,128      1.7%      $  627,093        1.5%      $ 101,035       16.1%
                                        ===============            ===============             ==============

Net income per share:
  Basic:
    Weighted average shares                   2,292,996                 2,499,254                   (206,258)      -8.3%
    Net income                               $     0.32                 $    0.25                   $   0.07       28.0%

Net income per share:
  Diluted:
    Weighted average shares                   2,484,763                 2,969,291                   (484,528)     -16.3%
    Net income                               $     0.29                 $    0.21                   $   0.08       38.1%


As reported in the quarter ended March 31, 2003, decreased attendance in the Company's adult day care centers directly related to snow and ice, particularly during the month of February 2003, reduced net income by approximately $0.05 per diluted share. As described above for the quarter, earnings for the six months ended June 2003 were also adversely impacted by changes in Medicare and Medicaid reimbursement rates but were favorably impacted by the acquisition of Medlink Ohio personal care operations in July 2002. The decrease in shares outstanding resulted from share repurchases.

Unallocated corporate expenses in the six months ended June 30, 2002 include approximately $816,000, consisting primarily of professional fees, related to the cost of conducting the investigation into the restatement of the Company's financial statements as previously disclosed.

Almost Family, Inc. is a health services company providing adult day health care services focused on providing alternatives for seniors and other special needs adults who wish to avoid nursing home and other institutional placement. The Company also operates a chain of Medicare-certified home health agencies under the trade name "CaretendersTM". The Company has operations in Alabama, Connecticut, Florida, Indiana, Kentucky, Maryland, Massachusetts, and Ohio.

Contact: William Yarmuth or Steve Guenthner (502) 891-1000.

All statements, other than statements of historical facts, included in this news release, including the objectives and expectations of management for future operating results, the Company's ability to better control its costs, expected trends in medical costs, the Company's ability to operate profitably under lower operating costs in response to Medicaid reimbursement changes, expectations for the long-term outlook for Medicaid reimbursement, the potential for Medicare reimbursement for adult day care services and the Company's expectations with regard to market conditions, are forward-looking statements. These forward-looking statements are based on the Company's current expectations. Although the Company believes that the expectations expressed or implied in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially. The potential risks and uncertainties which could cause actual results to differ materially could include the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicaid reimbursement due to state budget shortfalls, the ability of the Company to maintain its level of operating performance, achieve its cost control objectives; government regulation; health care reform; pricing pressures from Medicaid and other third-party payers; and changes in laws and interpretations of laws relating to the healthcare industry. For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's Securities and Exchange Commission filing on Form 10-K for the year ended December 31, 2002, in particular information under the headings "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company disclaims any intent or obligation to update its forward-looking statements.